Exhibit 4.6

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE XXXX.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 5:00 P.M. (EASTERN TIME) ON XXXXX, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANT CERTIFICATE

ALPHA COGNITION INC.

(Existing under the Business Corporations Act (British Columbia))

WARRANT CERTIFICATE NO. XXXX	XX,XXX warrants entitling the holder to acquire, subject to adjustment, one common share in the capital of Alpha Cognition Inc. for each warrant represented hereby (the “Warrants”).

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, [HOLDER NAME] of [HOLDER ADDRESS] (the “Holder”), is entitled to purchase, subject to the provisions of these share purchase warrants (the “Warrants”), from Alpha Cognition Inc., a corporation incorporated under the Business Corporations Act (British Columbia) (the “Company”), up to XX,XXX common shares of the Company (the “Warrant Shares”) at a price of $XXXX per Warrant Share (the “Exercise Price”) at any time from the date hereof until 5:00 p.m. (Eastern time) on XXXXXXX (the “Exercise Period”).

The Warrants represented by this Warrant certificate may only be exercised at the registered and records office of the Company at #1200 – 750 West Pender Street, Vancouver, BC, V6C 2T8. The Warrants are issued subject to the terms and conditions appended hereto as Schedule “A”.

All dollar amounts referred to herein are expressed in United States dollars, unless otherwise indicated.

DATED this XXXXXX.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be executed by a duly authorized signatory.

Authorized Signatory

(See terms and conditions attached hereto)

SCHEDULE “A”

TERMS AND CONDITIONS

1. EXERCISE OF WARRANTS.

These Warrants may be exercised in whole or in part at any time or from time to time during the Exercise Period. However, if such day is a day on which banking institutions in the city of Vancouver are authorized by law to close, then on the next succeeding day which shall not be such a day. These Warrants may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form attached hereto as Schedule “B” duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than five business days following the receipt of good and available funds, the Company shall issue and send to the Holder a certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. If these Warrants should be exercised in part only, the Company shall, upon surrender of this certificate for cancellation, execute and deliver a new certificate evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder.

2. RESERVATION OF SHARES. The Company covenants and agrees that the Warrant Shares that may be issued upon due exercise of these Warrants will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of its common shares to provide for the exercise of these Warrants.

3. FRACTIONAL SHARES. No fractional Warrant Shares or script representing fractional Warrant Shares shall be issued upon the exercise of these Warrants. With respect to any fraction of a Warrant Share called for upon any exercise hereof, such fraction shall be rounded down to the nearest whole Warrant Share.

4. TRANSFER, EXCHANGE, OR LOSS OF WARRANTS. The Warrants are transferable subject to the Holder establishing to the satisfaction of the Company that a transfer can be lawfully made in accordance with applicable securities laws. The Company may request the Holder provide a legal opinion of qualified legal counsel if necessary to establish compliance with such laws. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of these Warrants, and upon surrender and cancellation of these Warrants, if mutilated, the Company will execute and deliver new Warrants of like tenor and date.

5. RIGHTS OF THE HOLDER. These Warrants shall not entitle the Holder to any voting rights or any other rights, or subject the Holder to any liabilities, as a shareholder of the Company.

6. ANTI-DILUTION PROVISIONS.

6.1    The acquisition rights in effect at any date attaching to the Warrants shall be subject to adjustment from time to time as follows:

(a) if and whenever at any time during the Exercise Period, the Company shall:

(i) subdivide, redivide or change its outstanding common shares into a greater number of shares; or

(ii) reduce, combine or consolidate its outstanding common shares into a smaller number of shares,

the Exercise Price of each Warrant shall be adjusted immediately after the effective date of such subdivision, redivision, change, reduction, combination or consolidation, by multiplying the Exercise Price then in effect by a fraction of which the numerator shall be the total number of common shares outstanding immediately prior to such date and the denominator shall be the total number of common shares outstanding immediately after such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur. If and whenever at any time after the date hereof during the Exercise Period any of the events set out above shall occur and the occurrence of such event results in an adjustment of the Exercise Price, then the number of Warrant Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Warrant Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment;

(b)	if and whenever at any time during the Exercise Period, there is a reclassification of the common shares or a capital reorganization of the Company other than as described in subsection 6.1(a) or a consolidation, amalgamation, arrangement, or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, the Holder of these Warrants, if it has not exercised its right of acquisition as to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Warrant Shares that the Holder of these Warrants would otherwise be entitled to acquire, the number of shares or other securities or property of the Company or of another body corporate, trust, partnership or other entity that is a party to or resulting from such merger, amalgamation, arrangement, or consolidation, or to which such sale or conveyance may be made, as the case may be, that the Holder of these Warrants would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Holder of these Warrants had been the registered holder of the number of common shares sought to be acquired by it. Any new certificate issued by the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6 and which shall apply to successive reclassification, reorganizations, amalgamations, arrangements, consolidations, mergers, sales or conveyances;

(c)	if and whenever at any time during the Exercise Period, the Company shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this Subsection 6.1(c) as the “record date”) for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding common shares of the Company entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase common shares of the Company or securities convertible into or exchangeable for common shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Current Market Price (as hereinafter defined) of the common shares on such record date (any of such events being herein called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after such record date to reflect the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which will be the aggregate of

(A)	the number of common shares outstanding on the record date for the Rights Offering; and

(B)	the quotient determined by dividing

(I)	either (a) the product of the number of common shares offered during the Rights Period pursuant to the Rights Offering and the price at which such common shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of common shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(II)	the Current Market Price of the common shares as of the record date for the Rights Offering; and

(ii)	the denominator of which will be the aggregate of the number of common shares outstanding on such record date and the number of common shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into common shares the number of common shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this Subsection 6.1(c), there is more than one purchase, conversion or exchange price per common share, the aggregate price of the total number of additional common shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, will be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per common share, as the case may be. Any common shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 6.1(c) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this Subsection 6.1(c), the Exercise Price will be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of common shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such right.

(d)	the adjustments provided for in this Section 6 are cumulative. After any adjustment pursuant to this Section, the term “Warrant Shares” where used in this certificate shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Holder of these Warrants is entitled to receive upon the exercise of these Warrants, and the number of Warrant Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Warrant Shares or other property or securities the Holder of these Warrants is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon the full exercise of a Warrant.

6.2 All shares of any class or other securities which the Holder of these Warrants is at the time in question entitled to receive on the exercise of these Warrants, whether or not as a result of adjustments made pursuant to this Section 6, shall, for the purposes of the interpretation of this certificate, be deemed to be shares which the Holder of these Warrants is entitled to acquire pursuant to such Warrants.

6.3 As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Warrant Shares which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company or a successor company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

6.4 The Company shall not be required to deliver certificates for Warrant Shares while the share transfer books of the Company are properly closed prior to any meeting of shareholders, for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Warrant Shares called for thereby during any such period, delivery of certificates for Warrant Shares may be postponed for not more than five business days after the date of the re-opening of said share transfer books. Any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Warrant Shares called for after the share transfer books have been re-opened.

7. NOTICES TO HOLDERS OF WARRANTS. So long as these Warrants shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon its common shares, or (b) if the Company shall offer to the holders of common shares for subscription or purchase by them any share of any class or any other rights or (c) if any capital reorganization of the Company, reclassification of the capital of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least 15 days prior the date specified in (i) or (ii) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of common shares or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

8. RESTRICTIONS ON EXERCISE. The Warrants represented hereby and securities which may be acquired hereunder have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States, and the Warrants represented hereby may not be exercised in the United States or by or on behalf of any U.S. Person (as defined in Regulation S under the U.S. Securities Act) unless an exemption is available from the registration requirements under the U.S. Securities Act. A Holder who is a U.S. Person may meet the requirements for such exemption if: (i) the Holder represents that it is “accredited investor” as defined in Rule 501 of Regulation D under the U.S. Securities Act, who was the original purchaser of the Warrants from the Company at the time it was a U.S. Person, or (ii) the Holder represents that it is the original purchaser of the Warrants from the Company that is exercising the Warrant in an “off shore transaction” (as defined in Regulation S under the U.S. Securities Act); provided that the Company may require further information from the Holder to confirm such status, and in any event, reserves the right to refuse the exercise of the Warrants, if such exercise would not comply with the U.S. Securities Act or applicable state laws. If the Company refuses the exercise on the basis that it would not comply with the U.S. Securities Act or applicable state laws, or if the Holder hereof is a U.S. Person and is not the original purchaser of the Warrants from the Company, the Company will accept a request for the exercise of the Warrants upon the Holder furnishing an opinion of counsel of recognized standing in form and substance satisfactory to the Company to the effect that such exercise of the Warrants can lawfully be made without registration or qualification under United States federal or state laws.

9. RESTRICTIONS ON UNDERLYING SHARES.

9.1 The Holder understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations or applicable Canadian laws, the certificates representing the Warrant Shares, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE

U.S. SECURITIES ACT.”

9.2 Any certificate or DRS statement representing Warrant Shares issued upon exercise of this Warrant prior to XXXXXX will bear the following legend

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MAY 20, 2024.”

and where required pursuant to the policies of the Canadian Securities Exchange:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE CANADIAN SECURITIES EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN SECURITIES EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL XXXXX.”

10. GENERAL.

10.1 The headings in this certificate are for reference only and do not constitute terms of the certificate.

10.2 Whenever the singular or masculine is used in this certificate the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

10.3 This certificate shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10.4 This certificate shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

10.5 All references herein to monetary amounts are references to lawful money of Canada.

[End of Terms and Conditions]

Schedule “B”

PURCHASE FORM

TO: ALPHA COGNITION INC.

The undersigned holder of the within Warrant hereby subscribes for common shares of ALPHA COGNITION INC. (the “Company”) referred to in the Warrant certificate according to the conditions thereof and herewith makes payment of the purchase price for the said number of common shares, in the aggregate amount of $ .

The undersigned represents, warrants and certifies that at the time of exercise of the Warrants pursuant to this Purchase Form (CHECK one (only) of the following):

☐                (1) The undersigned holder (i) is not in the United States, (ii) is not a U.S. person (“U.S. Person”), as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this exercise form in the United States, and (v) delivery of the underlying shares will not be to an address in the United States; OR

☐                (2) The undersigned holder (a) is the original U.S. purchaser of the Warrants, (b) is exercising the Warrants for its own account, and (c) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act at the time of exercise of the Warrants; OR

☐               (3) If the undersigned holder is (i) a holder in the United States, (ii) a U.S. Person, (iii) a person exercising for the account or benefit of a U.S. Person or a person in the United States, (iv) executing or delivering this exercise form in the United States or (v) requesting delivery of the underlying shares in the United States, the undersigned holder has delivered to the Corporation and the Corporation's transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Corporation) to the effect that the offer and sale of the Warrant Shares to be delivered upon exercise of the Warrants is exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

The undersigned hereby directs that the common shares hereby subscribed for be issued and delivered as follows:

Name in Full	Address in Full	Number of Shares

(Please state full names in which share certificates are to be issued. If any of the shares are to be issued to a person other than the Holder, the Holder must pay to the Company all eligible transfer taxes and/or fees)

THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF WILL BE SUBJECT TO RESTRICTIONS ON RESALE UNDER U.S. SECURITIES LAWS.

Dated this___________ day of ________, 20____.

Witness	Signature of Holder

Print Name of Holder

Address of Holder

B-1

Instructions For Purchase

The Purchase Form is to be signed by the Holder. The Purchase Form as signed by the Holder must correspond in every particular with the name written upon the face of the certificate representing the Warrants.

The above Purchase Form must be signed and accompanied by the certificate representing the Warrants and payment in Canadian funds of the exercise price specified in the Warrant by cash, certified cheque or bank draft payable to the Company and must be surrendered at the registered and records office of the Company at #1200 – 750 West Pender Street, Vancouver, BC, V6C 2T8 before 5:00 p.m. (Eastern time) on XXXXX, at which time the right to exercise will expire.

No fractional common shares will be issued.

Upon surrender and payment and otherwise subject to the terms of the Warrant, the Company will issue to the person named in the purchase form the number of common shares purchased and within five business days, deliver to such person at the address specified in the purchase form a certificate evidencing the common shares purchased. If the Holder purchases a lesser number of common shares than the number of common shares referred to in this Warrant certificate, the Holder will be entitled to receive a further Warrant certificate in respect of the common shares referred to in this Warrant certificate but not purchased. All certificates representing the foregoing securities shall bear any applicable restrictive legends.

B-2